October 25, 2001

Christopher J. Spencer, President
Wizzard Software Corporation
424 Gold Way
Pittsburgh, Pennsylvania 15213

Re: Opinion letter, dated June 5, 2001, regarding shares of common stock Wizzard Software Corporation, a Colorado corporation (the "Company")


Dear Mr. Spencer:

     I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

                                      Sincerely yours,

                                      /s/Branden T. Burningham
                                      Branden T. Burningham